UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2010

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

11201 SE 8th Street, Suite 200
Bellvue, Washington
(Address of principal executive offices)

(206) 621-3500
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 16, 2010, the following proposals were submitted to our stockholders at our 2010 annual meeting of stockholders:

1.           The election of four directors to our board of directors; and

2.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The proposals are more fully described in our proxy statement delivered to our stockholders entitled to notice of and to vote at our 2010 annual meeting of stockholders.

The following are the final voting results of each proposal.

Proposal 1 - Election of Directors: Our stockholders elected each of Steven J. Davis, James R. Everline, Douglas N. Johnson and David A. Rane to our board of directors for a term of one year to serve until his successor is duly elected and qualified. The final voting results were as follows:

Director	Votes For	Withheld	Broker Non-Votes
Steven J. Davis	10,123,801	550,510	10,833,513
James R. Everline	10,127,076	547,235	10,833,513
Douglas N. Johnson	10,127,076	547,235	10,833,513
David A. Rane	10,128,076	546,235	10,833,513

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
21,376,306	71,721	59,797	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: June 18, 2010	By:	/s/ J. Paul Quinn
J. Paul Quinn
Chief Financial Officer